UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of

the Securities Exchange Act of 1934

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AEROCENTURY CORP.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AEROCENTURY CORP.

3000 El Camino Real, Bldg. 4, Suite 200

Palo Alto, CA 94306

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Stockholders of AeroCentury Corp.:

This Information Statement is being furnished to the stockholders of AeroCentury Corp., a Delaware corporation (“AeroCentury,” “our,” “we,” “us,” or the “Company”), to notify our stockholders of our common stock, par value par value $0.001 per share (“common stock”), that (a) our Board of Directors on November 22, 2021, and (b) nine (9) stockholders who are the record owners of 2,870,927 shares of common stock as of November 30, 2021 (the “Consenting Stockholders”), representing approximately 65.0% of the voting power, each adopted resolutions by written consent, to approve an amendment to the Certificate of Incorporation of AeroCentury to: (i) effectuate a forward stock split of the issued and outstanding shares of common stock on a 5-for-1 basis (the “Forward Stock Split”); and (ii) increase the amount of shares of authorized common stock from 13,000,000 to 40,000,000 (the “Increase” and together with the Forward Stock Split, the “Actions”).  A copy of the written consent of the Consenting Stockholders is attached to this Information Statement as Exhibit A.

The Forward Stock Split and the Increase cannot be effectuated until twenty (20) days after the mailing of this Information Statement and will be effected by filing the Certificate of Amendment to the Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware.   A copy of the Amendment affecting the Forward Stock Split and the Increase is attached to this Information Statement as Exhibit B.

AEROCENTURY IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED TO NOT SEND A PROXY.   Because the written consent of the holders of a majority of our voting power satisfies the applicable stockholder voting requirements under the Delaware General Corporation Law, we are not asking for a proxy and please do not send us one.

Only stockholders of record of our common stock at the close of business on November 30, 2021, shall be given a copy of the accompanying Information Statement. The accompanying Information Statement will be sent to stockholders on or about December 3, 2021.

The accompanying Information Statement is for information purposes only.  Please read it carefully.

Date: December 3, 2021	By Order of the Board of Directors

/s/ Yucheng Hu
Yucheng Hu
Chairman, Chief Executive Officer

AEROCENTURY CORP.

3000 El Camino Real, Bldg. 4, Suite 200

Palo Alto, CA 94306

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

GENERAL INFORMATION

This Information Statement is furnished to the stockholders of AeroCentury Corp., a Delaware corporation (“AeroCentury,” “our,” “we,” “us,” or the “Company”), in connection with our prior receipt of approval by written consents, in lieu of a special meeting, of the holders of in excess of a majority of our voting stock authorizing the Board of Directors of AeroCentury, to file an amendment to the Certificate of Incorporation of AeroCentury (the “Amendment”) to effectuate the forward stock split (the “Forward Stock Split”) of the issued and outstanding shares of common stock on a 5-for-1 basis; and increase the number of shares of common stock authorized for issuance from 13,000,000 to 40,000,000 (the “Increase” and together with the Forward Stock Split, the “Actions”).  On November 30, 2021, AeroCentury obtained the approval of the Forward Stock Split and the Increase by written consent of the stockholders that are the record owners of 2,870,927 shares of common stock which represent an aggregate 65.0% of the voting power as of November 30, 2021.

The Actions cannot be effectuated until twenty (20) days after the mailing of this Information Statement and will be effected after we file the Certificate of Amendment to the Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware, which is necessary to effectuate the Forward Stock Split and the Increase. A copy of the Amendment effecting the Forward Stock Split and the Increase is attached to this Information Statement as Exhibit B.  The number of authorized shares of all classes of stock will not be reduced as a result of the Forward Stock Split and the Forward Stock Split will not reduce the number of outstanding shares of our preferred stock.

The Board of Directors also reserves the right, notwithstanding stockholder approval and without further action by stockholders, to not proceed with the Actions if the Board of Directors, in its sole discretion, determines that the Actions are no longer in our best interests and that of our stockholders.

The date on which this Information Statement will be sent to stockholders will be on or about December 3, 2021.

This Information Statement is being furnished to all record holders of our common stock as of the close of business on November 30, 2021, which is the record date set in connection with this Information Statement.

The Board of Directors, and persons owning a majority of the outstanding voting securities of the Company, have adopted, ratified and approved the Actions pursuant to the Delaware General Corporation Law (the “DGCL”) and no other stockholder approval is required or necessary.

Only one (1) Information Statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the Information Statement or by calling our principal executive offices at (650) 340-1888. If multiple stockholders sharing an address have received one copy of this Information Statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

VOTE REQUIRED FOR ACTIONS

Pursuant to AeroCentury’s Second Amended and Restated Bylaws (“Bylaws”) and the DGCL, a vote by the holders of at least a majority of the Company’s outstanding votes is required to amend the Second Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to effect the Forward Stock Split and the Increase. The Company’s Certificate of Incorporation does not authorize cumulative voting. As of the record date, the shares entitled to notice and vote consisted of 4,416,811 shares of common stock outstanding and no shares of preferred stock issued and outstanding.    The Consenting Stockholders are the record holders of 2,870,927 shares of common stock, which represents approximately sixty-five percent (65.0%) of the issued and outstanding votes with respect to the Company’s shares of common stock as of the record date.  The Consenting Stockholders approved the Amendment, the Forward Stock Split and the Increase described herein in a written consent, dated November 30, 2021.

AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT A
FORWARD STOCK SPLIT AT A RATIO OF FIVE-FOR-ONE

Our Board of Directors, on November 22, 2021, and the Consenting Stockholders, on November 30, 2021, adopted and approved a written resolution to approve a forward split of all issued and outstanding shares of common stock, at a ratio of 5-for-1, or the Forward Stock Split, which will be effected by filing the Amendment with the Secretary of State of the State of Delaware.

A table illustrating the effects of the Forward Stock Split and the Increase is as follows:

	Number of shares of common stock issued and outstanding	Number of shares of common stock authorized in Certificate of Incorporation	Number of shares of common stock authorized and unreserved for issuance

Before Forward Stock Split and Increase	4,416,811	13,000,000	8,583,189

After Forward Stock Split and Increase	22,084,055	40,000,000	17,915,945

The Board of Directors also reserves the right, notwithstanding stockholder approval and without further action by stockholders, to not proceed with the Forward Stock Split if the Board of Directors, in its sole discretion, determines that the Forward Stock Split is no longer in our best interests and that of our stockholders.  The Board of Directors may consider a variety of factors in determining whether or not to implement the Forward Stock Split, including, but not limited to, overall trends in the stock market, recent changes and anticipated trends in the per share market price of the common stock, business and transactional developments, and our actual and projected financial performance.

Though the Forward Stock Split will not change the number of authorized shares of common stock, the Board of Directors and the Consenting Stockholders have also approved a resolution to effect an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 13,000,000 to 40,000,000, as discussed in more detail below.  Each of our stockholders will hold the same percentage of common stock outstanding immediately following the Forward Stock Split as such stockholder held immediately prior to the Forward Stock Split.

Purpose

The Board of Directors believes that it is in the best interests of AeroCentury to implement the Forward Stock Split as it may increase liquidity in the trading of AeroCentury’s common stock. Our Board of Directors believes that the absence of a substantial market for our shares is a disincentive for investors to acquire our stock. The Forward Stock Split will substantially increase the number of shares of common stock that trade on the NYSE AMEX, which might increase liquidity for AeroCentury’s shares and may provide greater incentive for investors to acquire AeroCentury’s common stock. It is believed that if the common stock is more accessible to a larger number of investors then smaller investors may be more interested in AeroCentury and trading its shares. The current low number of issued and outstanding shares of common stock of AeroCentury may not appeal to brokerage firms because many brokerage firms are reluctant to recommend stock to their clients or to act as market-makers for issuers who do not have a sufficient number of shares of common stock issued and outstanding. However, there are no assurances that the Forward Stock Split will have the desired effect.

Certain Risks Associated with the Forward Stock Split

There can be no assurance that the total projected market capitalization of AeroCentury’s common stock after the Forward Stock Split will be equal to or greater than the total projected market capitalization before the Forward Stock Split or that the per share price of AeroCentury’s common stock following the Forward Stock Split will be reduced.

There can be no assurance that the market price per new share of AeroCentury common stock after the Forward Stock Split will remain constant in proportion to the increase in the number of shares of AeroCentury common stock outstanding before the Forward Stock Split.

Accordingly, the total market capitalization of AeroCentury’s common stock after the Forward Stock Split may be lower than the total market capitalization before the Forward Stock Split and, in the future, the market price of AeroCentury’s common stock following the Forward Stock Split may not be lower than the market price prior to the Forward Stock Split.

There can be no assurance that the Forward Stock Split will result in a per share price that will attract investors.

A decline in the market price for AeroCentury’s common stock after the Forward Stock Split may result in a greater percentage decline than would occur in the absence of a Forward Stock Split, and the liquidity of AeroCentury’s common stock could be adversely affected following a Forward Stock Split.

The market price of AeroCentury’s common stock will also be based on AeroCentury’s performance and other factors, some of which are unrelated to the number of shares outstanding.  If the forward stock split is effected and the market price of AeroCentury’s common stock declines, the percentage decline as an absolute number and as a percentage of AeroCentury’s overall market capitalization may be greater than would occur in the absence of a forward stock split.

Principal Effects of the Forward Stock Split

In addition to those risk factors noted above, the Forward Stock Split will have the following effects:

General Corporate Change – (i) one (1) share of common stock owned by a stockholder would be equal to five (5) shares of common stock, and (ii) the number of shares of AeroCentury’s common stock issued and outstanding will be increased proportionately based on the Forward Stock Split.

As approved and effected, the Forward Stock Split will be effected simultaneously for all of AeroCentury’s common stock.  The Forward Stock Split does not materially affect the proportionate equity interest in AeroCentury of any holder of common stock or the relative rights, preferences, privileges or priorities of any such stockholder.

Fractional Shares - Stockholders will not receive fractional shares as a result of the Forward Stock Split. Instead, all shares will be rounded up to the next whole share. No cash will be paid to any holders of fractional interests.

Authorized Shares - The Forward Stock Split will not change the number of authorized shares of common stock of AeroCentury, as stated in AeroCentury’s Certificate of Incorporation prior to the filing of the Amendment, however, the Increase will change the number of authorized shares of common stock.

Accounting Matters - The Forward Stock Split will not affect the par value of AeroCentury’s common stock.  As a result, as of the effective time of the Forward Stock Split, the stated capital on AeroCentury’s balance sheet attributable to AeroCentury’s common stock will be increased proportionately based on the Forward Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is increased.  The per share net income or loss and net book value of AeroCentury’s common stock will be restated because there will be a greater number shares of AeroCentury’s common stock outstanding.

Procedure for Effecting the Forward Stock Split and Exchange of Stock Certificates

Upon effectiveness of the Forward Stock Split, each outstanding share of AeroCentury will automatically be converted on the effective date at the applicable Forward Stock Split ratio. It will not be necessary for stockholders of AeroCentury to exchange their existing stock certificates.

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of our common stock.  They are, however, provided with a statement reflecting the number of shares registered in their accounts.  If a stockholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-Forward Stock Split shares. If a stockholder is entitled to post-Forward Stock Split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the Forward Stock Split.

EXISTING STOCK CERTIFICATES SHOULD NOT BE SENT TO THE COMPANY OR THE
TRANSFER AGENT BEFORE THE EFFECTIVE DATE OF THE FILING OF THE PROPOSED
AMENDMENTS TO THE CERTIFICATE OF INCORPORATION.

Until the stockholder forwards a completed letter of transmittal, together with stock certificate(s) representing such stockholder’s shares of pre-forward stock split common stock to the transfer agent and receives in return a new stock certificate representing shares of post-forward stock split common stock, such stockholder’s pre-forward stock split common stock shall be deemed equal to the number of whole shares of post-forward stock split common shares to which such stockholder is entitled as a result of the Forward Stock Split and the Increase.

Federal Income Tax Consequences of the Forward Stock Split

The following is a general summary of certain material U.S. federal income tax consequences of the Forward Stock Split.  It does not purport to be a complete discussion of all of the possible federal income tax consequences of the Forward Stock Split. It is included for general information only and is not tax advice. Furthermore, it does not address any state, local or foreign income or other tax consequences.  Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident alien individuals, broker-dealers and tax-exempt entities.  The general discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively.  This general summary also assumes that the shares of common stock held prior to the Forward Stock Split were, and the shares of common stock held after the Forward Stock Split will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment).  The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.  Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the Forward Stock Split.

No gain or loss should be recognized by a stockholder upon the Forward Stock Split.  The aggregate tax basis of the shares of common stock received in the Forward Stock Split will be the same as the stockholder’s aggregate tax basis in the shares of common stock before the Forward Stock Split.  The stockholder’s holding period for the shares issued upon the Forward Stock Split will include the period during which the stockholder held the shares prior to the Forward Stock Split.

AeroCentury’s view regarding the tax consequences of the Forward Stock Split is not binding on the Internal Revenue Service or the courts.  Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the Forward Stock Split.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED COMMON STOCK

The Board of Directors, on November 22, 2021, and the Consenting Stockholders, on November 30, 2021, adopted and approved a resolution to effect an amendment to our Certificate of Incorporation to increase the number of shares of authorized Common Stock from 13,000,000 to 40,000,000, or the Increase.

Currently, AeroCentury has 13,000,000 shares of common stock authorized, of which 4,416,811 shares are outstanding.  As a result of the Increase, AeroCentury will have 40,000,000 shares of common stock authorized for issuance, of which 17,915,945 will be available for issuance after giving effect to a 5-for-1 Forward Stock Split, referenced below.

The issuance by us of common stock could dilute both the equity interests and the earnings per share of existing holders of our common stock. Such dilution may be substantial, depending upon the amount of shares issued.

The Board of Directors also reserves the right, notwithstanding stockholder approval and without further action by stockholders, to not proceed with the Increase if the Board of Directors, in its sole discretion, determines that the Increase is no longer in our best interests and that of our stockholders.

ANTI-TAKEOVER EFFECTS

Any additional issuance of common stock could, under certain circumstances, have the effect of delaying or preventing a change in control of AeroCentury by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of AeroCentury.  Shares of common stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of AeroCentury by means of a tender offer, proxy contest, merger or otherwise.  The ability of the Board of the Directors to issue such additional shares of common stock could discourage an attempt by a party to acquire control of AeroCentury by tender offer or other means.  Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause.  Moreover, the issuance of such additional shares of common stock to a person’s interests aligned with that of the Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally. The Increase is not being undertaken in response to any effort of which our Board of Directors is aware to enable anyone to accumulate shares of our common stock or gain control of AeroCentury.

The Board of Directors believes that it is advisable and in the best interests of AeroCentury to have available additional authorized but unissued shares of common stock in an amount adequate to provide for AeroCentury’s future needs. The purpose of the Increase is to grant us the flexibility to issue our equity securities in the manner best suited for the Company, or as may be required by the capital markets.  The unissued shares of common stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financing or acquisition transactions.

AeroCentury has (i) no present plans or commitments for the issuance or use of the proposed additional shares of common stock in connection with any financing, and (ii) no present plans, proposals or arrangements, written or otherwise, at this time to issue any of the additional authorized shares of common stock in connection with a merger, share exchange or acquisition or any other transaction.

The Increase will provide us with shares of common stock which would permit us to issue additional shares of capital stock that could dilute the ownership of the holders of our common stock by one or more persons seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of AeroCentury with another company.

Other than the Increase and Forward Stock Split, our Board of Directors does not currently contemplate the adoption of any other amendments to our Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of AeroCentury.  While it is possible that management could use the additional authorized shares of common stock to resist or frustrate a third-party transaction that is favored by a majority of the independent stockholders, we have no intent, plans or proposals to use the newly created stock as an anti-takeover mechanism or to adopt other provisions or enter into other arrangements that may have anti-takeover consequences.

While the Increase may have anti-takeover ramifications, our Board of Directors believes that the financial flexibility offered by such corporate actions will outweigh the disadvantages.  To the extent that these corporate actions may have anti-takeover effects, third parties seeking to acquire us may be encouraged to negotiate directly with our Board of Directors, enabling us to consider the proposed transaction in a manner that best serves the stockholders’ interests.

The Increase is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any debt instruments or the Certificate of Incorporation or the Bylaws of AeroCentury in effect on the date of this Information Statement.  However, AeroCentury stockholders should note that the availability of additional authorized and unissued shares of common stock could make any attempt to gain control of AeroCentury or the Board of Directors more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management.  AeroCentury is not aware of any proposed attempt to take over AeroCentury or of any attempt to acquire a large block of AeroCentury’s stock.  AeroCentury has no present intention to use the increased number of authorized common stock for anti-takeover purposes.

EFFECTIVE DATE FOR ACTIONS

Under Rule 14c-2, promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Forward Stock Split and the Increase cannot be effective until at least twenty (20) days after this Information Statement is first mailed to our stockholders. After the foregoing twenty (20) days, we plan to file the Amendment with the Secretary of State of the State of Delaware to effectuate the Actions. The effective date of the Actions will be the effective date set forth in the Amendment. We anticipate the effective date to be on or about January 1, 2022.

The information contained in this Information Statement constitutes the only notice we will be providing to our stockholders.

DISSENTER’S RIGHTS OF APPRAISAL

The DGCL does not provide for dissenter’s rights in connection with the proposed amendments to the Certificate of Incorporation.

VOTING SECURITIES AND CONSENTING STOCKHOLDERS

The Board of Directors fixed the close of business on November 30, 2021 as the record date for the determination of the common stockholders entitled to vote and notice of the action by written consent.

As of such record date, we had: (i) 13,000,000 shares of common stock authorized with a par value of $0.001, of which 4,416,811 shares of common stock with $0.001 par value were outstanding, and (ii) 2,000,000 shares of preferred stock authorized with a par value of $0.001, of which none were issued and outstanding.  Immediately after the Increase there will be 40,000,000 shares of common stock authorized and after giving effect to the Forward Stock Split and reserves needed for convertible securities there will be 17,915,945 shares of common stock available for issuance. The holders of shares of Common Stock are entitled to one (1) vote per share on matters to be voted upon by stockholders.

Dividends on the common stock are declared by the Board of Directors. Payment of dividends on the common stock in the future, if any, may be subordinate to the preferred stock, must comply with the provisions of the DGCL and will be determined by the Board of Directors. In addition, the payment of any such dividends will depend on the Company’s financial condition, results of operation, capital requirements and such other factors as the Board of Directors deems relevant.

The Consenting Stockholders have consented to the actions required to adopt the Amendment to authorize the Forward Stock Split and the Increase.  This written consent of the Consenting Stockholders was sufficient to provide the necessary stockholder approval of such Actions.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of November 30, 2021, by: (i) each person or entity that is known to the Company to own beneficially more than five percent (5%) of the outstanding shares of the Company’s common stock; (ii) each director and nominee of the Company; (iii) each named executive officer; and (iv) all directors and named executive officers of the Company as a group.

Name(1)	No. of Shares of Common Stock (2)	Percentage of Common Stock (3)
Yucheng Hu, Director, Chairman, President and Chief Executive Officer	1,598,201	36.2%
Florence Ng, Director and Vice President of Operations and Business Development	0	*
Qin (Carol) Wang, Chief Financial Officer, Company Secretary and Treasurer	0	*
Jianan Jiang, Director	0	*
Siyuan Zhu, Director	0	*
Qin Yao, Director	0	*
All directors and executive officers as a group	1,598,201	36.2%

5% or greater owners
Toni M. Perazzo (4)	327,374	7.4%

*	Less than 1%

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o AeroCentury Corp., 3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, California 94306.

(2)	Except as indicated in the footnotes to this table, the stockholders named in the table are known to the Company to have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within sixty (60) days after November 30, 2021.

(3)	For purposes of calculating percentages, 4,416,811 shares, consisting of all of the outstanding shares of common stock outstanding as of November 30, 2021.

(4)	Ms. Perazzo is the former Board Chair and Chief Financial Officer of the Company. Includes (i) 16,007 shares of common stock held directly by Ms. Perazzo or as beneficiary of a 401(k) custodial account, (ii) 152,433 shares held by an irrevocable trust of which Ms. Perazzo is a beneficial owner; (iii) 152,434 shares held by an irrevocable trust of which a child of Ms. Perazzo is the beneficiary; and (iv) 6,500 shares held in a joint tenancy account with such child.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Actions or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

COSTS OF INFORMATION STATEMENT

We are mailing this Information Statement and will bear the costs associated with it. We are not making any solicitation. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them, and will reimburse such persons for their reasonable charges and expenses.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding the Company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the information and reporting requirements of the Exchange Act, and in accordance with the Exchange Act, the Company files reports, documents and other information with the SEC. These reports and other information filed with the SEC by the Company may be inspected and are available for copying at the public reference facilities maintained by the SEC at 100 F Street, N.E. Washington, D.C. 20549. Copies may be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. The SEC also maintains an internet website that contains periodic and other reports, proxy and Information Statements and other information regarding registrants, including the Company, that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

The Company’s comprehensive Annual Report on Form 10-K can be accessed through the SEC’s website or is available from the Company, without charge, by first-class mail or other equally prompt means of delivery following receipt of a written or oral request directed to our Corporate Secretary, at AeroCentury Corp., 3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, California 94306, telephone: (650) 340-1888.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This Information Statement is for informational purposes only. Please read this Information Statement carefully.

By Order of the Board of Directors,

/s/ Yucheng Hu
Yucheng Hu,
Chairman, Chief Executive Officer and President
December 3, 2021

Exhibit A

WRITTEN CONSENT

OF THE STOCKHOLDERS OF

AEROCENTURY CORP.

The undersigned, constituting holders of a majority of the outstanding shares of common stock of AeroCentury Corp., a Delaware corporation (the “Corporation”), and acting hereunder without the convening of a formal meeting pursuant to Section 228 of the Delaware General Corporation Law, do hereby consent in writing to and adopt the following resolutions:

WHEREAS, the undersigned desire the Corporation to effect a 5-for-1 forward stock split of the Corporation’s common stock, without reducing the number of authorized shares or any other class of stock outstanding; and

WHEREAS, the undersigned desire the Corporation to increase the amount of shares of common stock authorized from 13,000,000 to 40,000,000.

NOW THEREFORE, BE IT BE RESOLVED, that a 5-for-1 forward stock split of the common stock of the Corporation be, and hereby is, approved;

RESOLVED FURTHER, that the increase of the shares of common stock of the Corporation, from 13,000,000 to 40,000,000 be, and hereby is, approved; and

RESOLVED FURTHER, that the Certificate of Amendment to the Certificate of Incorporation of AeroCentury in the form and substance attached hereto be, and hereby is, approved.

This consent may be executed in any number of counterparts, each of which together shall be deemed to be an original and all of which together shall constitute one and the same consent. This consent is being signed as of November 30, 2021.

A-1

Exhibit B

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION OF

AEROCENTURY CORP.

AeroCentury Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) DOES HEREBY CERTIFY:

1. This Certificate of Amendment to the Certificate of Incorporation (“Certificate of Amendment”) amends certain provisions of the Second Amended and Restated Certificate of Incorporation of the Corporation (“Certificate of Incorporation”) filed with the Secretary of State of the State of Delaware on September 29, 2021.

2. ARTICLE IV to the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

“ARTICLE IV.

Capital Stock

(A) Authorized Capital Stock.

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 42,000,000 shares of capital stock, consisting of (i) 40,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and (ii) 2,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

Notwithstanding anything to the contrary contained herein, the rights and preferences of the Common Stock shall at all times be subject to the rights and preferences of the Preferred Stock as may be set forth in this Second Amended and Restated Certificate of Incorporation or one or more certificates of designations filed with the Secretary of State of the State of Delaware from time to time in accordance with the DGCL and this Second Amended and Restated Certificate of Incorporation. The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by the affirmative vote of the holders of at least a majority of the voting power of the Corporation’s then outstanding shares of capital stock entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of the Common Stock or the Preferred Stock voting separately as a class or series shall be required therefor unless a vote of any such holder is required pursuant to this Second Amended and Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock).

(B) Common Stock.

The voting powers, designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions of the Common Stock, in addition to those set forth elsewhere herein, are as follows:

(1) Voting Rights. Each holder of shares of Common Stock shall be entitled to vote at all meetings of the stockholders and to cast one vote for each outstanding share of Common Stock held by such holder on all matters on which stockholders are entitled to vote generally. Except as otherwise required by law or this Article IV, the holders of each class of Common Stock shall vote together as a single class. Notwithstanding the foregoing, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL.

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(2) Dividends and Distributions. Subject to the prior rights of the holders of all series of Preferred Stock at the time outstanding having prior rights as to dividends or other distributions, the holders of shares of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation (the “Board of Directors”), out of the assets of the Corporation legally available therefor, such dividends and other distributions as may be declared from time to time by the Board of Directors and shall share equally on a per share basis in all such dividends and other distributions.

(3) Liquidation. Subject to the prior rights of creditors of the Corporation, including without limitation, the payment of expenses relating to any liquidation, dissolution or winding up of the Corporation, and the holders of all series of Preferred Stock at the time outstanding having prior rights as to distributions upon liquidation, dissolution or winding up of the Corporation, in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of shares of Common Stock shall be entitled to receive their ratable and proportionate share of the remaining assets of the Corporation. Except as expressly provided in this Second Amended and Restated Certificate of Incorporation or in one or more certificates of designation with respect to the series of Preferred Stock, a merger or consolidation of the Corporation with any other corporation or other entity, or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to its stockholders) shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

(C) Preferred Stock.

The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more series, and to fix for each such series the voting powers, if any, designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series, including, without limitation, the authority to provide:

(1) the number of shares included in such series, and the distinctive designation of that series;

(2) the dividend rate (or method of determining such rate) on the shares of any series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(3) whether any series shall have voting rights, in addition to the voting rights provided by applicable law, and, if so, the number of votes per share and the terms and conditions of such voting rights;

(4) whether any series shall have conversion privileges and, if so, the terms and conditions of conversion, including provision for adjustment of the conversion rate upon such events as the Board of Directors shall determine;

(5) whether the shares of any series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(6) whether any series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

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(7) the rights of the shares of any series in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(8) any other powers, preferences, rights, qualifications, limitations, and restrictions of any series.

The powers, preferences and relative, participating, optional and other special rights of the shares of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Unless otherwise provided in the resolution or resolutions providing for the issuance of such series of Preferred Stock, shares of Preferred Stock, regardless of series, which shall be issued and thereafter acquired by the Corporation through purchase, redemption, exchange, conversion or otherwise, shall return to the status of authorized but unissued Preferred Stock, without designation as to series of Preferred Stock, and the Corporation shall have the right to reissue such shares.

Upon the filing and effectiveness (the “Effective Time”) pursuant to the DGCL of this Certificate of Amendment to the Certificate of Incorporation, each share of Common Stock of the Corporation issued and outstanding or held by the Corporation as treasury stock immediately prior to the Effective Time shall be automatically and with no further action by the holder of such shares, split into five (5) shares of Common Stock of the Corporation (“Forward Stock Split”). No fractional shares of Common Stock will be issued in connection with the Forward Stock Split. Instead, all shares will be rounded up to the next whole share.

3. The foregoing amendment was duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

4. All other provisions of the Certificate of Incorporation shall remain in full force and effect.

5. This Certificate of Amendment to the Certificate of Incorporation of the Corporation shall become effective on              , 2022.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by Yucheng Hu, its Chief Executive Officer, this      day of                  , 20   .

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